SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Cotelligent, Inc.

(Exact name of registrant as specified in its charter)

June 30, 2004

Date of Report (Date of earliest event reported)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Montgomery Street, Suite 1000 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 477-9900

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

On June 30, 2004, Cotelligent, Inc. (“the Registrant”) dismissed KPMG LLP (“KPMG”) as independent auditors for the Registrant. On June 30, 2004, the Registrant engaged Rowbotham & Company (“Rowbotham”) as its successor independent audit firm. The Board of Directors authorized the dismissal of KPMG and the immediate engagement of Rowbotham.

KPMG served as the Registrant’s independent accountants to audit the Registrant’s two most recent fiscal years. KPMG’s audit reports on the Registrant’s financial statements for each of those years (fiscal years ended December 31, 2002 and 2003) did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s audit report on the consolidated financial statements of Cotelligent, Inc. and subsidiaries as of and for the year ended December 31, 2002 contained a separate paragraph stating the Company had restated its presentation of earnings (loss) per share in the consolidated statements of operations.

During the Registrant’s two most recent fiscal years (fiscal years ended December 31, 2002 and 2003) and the subsequent interim period from January 1, 2004 through June 30, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of disagreements in their report on the financial statements for such years.

In connection with the audit for the fiscal year ended December 31, 2003, KPMG identified a reportable condition in internal control that KPMG considered to be a material weakness under standards established by the American Institute of Certified Public Accountants. The identified deficiency was that the Registrant does not adequately monitor business activities and changing circumstances to identify events that necessitate a more in-depth written and contemporaneous accounting analysis or reevaluation of prior management judgments and accounting estimates.

The Registrant believes it has already enhanced its internal control environment to address the internal control deficiency identified by KPMG. The Registrant continues to review and enhance its internal control environment to further reduce to a relatively low level the risk that errors in amounts that would be material in relation to the financial statements will be detected within a timely period.

The Registrant has provided KPMG with a copy of the foregoing disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. The Registrant requested that KPMG deliver to the Registrant a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree.

KPMG’s letter is filed herewith as Exhibit 16.3.

During the years ended December 31, 2002 and 2003 and through June 30, 2004, the Registrant did not consult with Rowbotham regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COTELLIGENT, INC.

By:	/s/ Curtis J. Parker
Curtis J. Parker
Executive Vice President, Chief Financial Officer, Treasurer & Assistant Secretary

Dated: July 8, 2004

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description
16.1	Letter from Cotelligent to KPMG LLP regarding change in independent auditor

16.2	Letter from Cotelligent to Rowbotham & Company regarding appointment as new independent auditor

16.3	Letter of KPMG LLP